Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Crown Castle International Corp.:

We consent to the incorporation by reference in the registration statements (Nos. 333-67379, 333-101008, 333-118659 and 333-163843) on Form S-8, the registration statements (Nos. 333-94821, 333-41106, and 333-106728) on Form S-3, and the registration statements (Nos. 333-139953, 333-140452, and 333-156781) on Form S-3 ASR of Crown Castle International Corp. of our report dated February 15, 2011, with respect to the consolidated balance sheet of Crown Castle International Corp. as of December 31, 2010, and the related consolidated statements of operations and comprehensive income (loss), cash flows, and redeemable convertible preferred stock and equity for each of the years in the two-year period ended December 31, 2010, and the related financial statement schedule for 2010 and 2009, which report appears in the December 31, 2011 annual report on Form 10-K of Crown Castle International Corp.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
February 13, 2012